Table of Contents

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Material

[_] Soliciting Material under §240.14a-12

Simulations Plus, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held February 11, 2022

Notice is hereby given that the Annual Meeting of Shareholders (“Meeting”) of Simulations Plus, Inc., a California corporation (the “Company”), will be held on Friday, February 11, 2022, at 2:00 p.m. Pacific Time. We have adopted a completely virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Meeting virtually via the internet at www.virtualshareholdermeeting.com/SLP2022, where you will also be able to vote electronically and submit questions. You may also attend the Meeting by proxy and may submit questions ahead of the Meeting through the designated website. For further information about the virtual Meeting, please see the Questions and Answers about the Meeting beginning on the first page of the accompanying Proxy Statement. The purpose of the Meeting is as follows:

1. To elect five individuals to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation, or removal;

2. To ratify the selection of Rose, Snyder, & Jacobs LLP (“RSJ”) as the independent registered public accounting firm for the Company for the fiscal year ended August 31, 2022; and

3. To consider and transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Meeting, although only shareholders of record at the close of business on December 15, 2021, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting. A list of shareholders entitled to vote at the Meeting will be open to inspection by the shareholders for a period of 10 days prior to the Meeting. If you would like to inspect the shareholder list, email renee@simulations-plus.com to make arrangements. The list of shareholders will also be available during the virtual Meeting itself through the Meeting website for those shareholders who choose to attend.

Our Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its shareholders. Therefore, the Board of Directors has approved each proposal and recommends that you vote FOR all of the foregoing proposals.

Shares can be voted at the Meeting only if the holder thereof is present virtually or represented by a proxy. To ensure that your shares are represented at the Meeting, we urge you to vote your shares promptly by proxy over the internet, by phone, or by mail by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, you may vote by marking, dating, and signing the enclosed proxy card and returning it in the postage-paid envelope provided. We encourage you to do so even if you plan to attend the Meeting virtually. The prompt voting of your shares, regardless of the number you hold, will aid the Company in reducing the expense of additional proxy solicitation. You may revoke your proxy at any time before it has been voted at the Meeting. Please note that dissenter’s rights are not available with respect to the proposals to be voted on at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 11, 2022. This notice of meeting, the accompanying proxy statement, and our annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended August 31, 2021, will be available at www.proxyvote.com on or about January 3, 2022, and are available on our website: www.simulations-plus.com.

By Order of the Board of Directors

/s/ Will Frederick

Will Frederick

Secretary

December 17, 2021

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 11, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Simulations Plus, Inc. (“we,” “us,” “our,” “Simulations Plus” or the “Company”) is making proxy materials, including this proxy statement (the “Proxy Statement”) and the related proxy card, available to its shareholders electronically via the internet because its Board of Directors (the “Board”) is soliciting proxies to vote at the annual meeting of shareholders (“Meeting”). The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our annual report on Form 10-K for the fiscal year ended August 31, 2021 (the “Annual Report”) and vote via the internet, by phone, or by mail are first being mailed to our shareholders of record entitled to vote at the Meeting on or about December 17, 2021. The Meeting is scheduled to be held on February 11, 2022, at 2:00 p.m. Pacific Time, via live webcast through www.virtualshareholdermeeting.com/SLP2022. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable) to vote your shares. This solicitation is for proxies for use at the Meeting or at any reconvened meeting after an adjournment or postponement of the Meeting.

What am I voting on?

There are two matters scheduled for a vote at the Meeting:

Proposal No. 1 – To elect five individuals to the Board to serve until the next meeting of shareholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation or removal.

Proposal No. 2 – To ratify the selection of Rose, Snyder, & Jacobs LLP (“RSJ”) as our independent registered public accounting firm for the fiscal year ending August 31, 2022.

Who can vote at the Annual Meeting?

Only shareholders of record as of the close of business on December 15, 2021, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting. The Company’s common stock is its only class of voting securities. As of the record date, December 15, 2021, there were 20,168,796 shares of the Company’s common stock issued and outstanding.

Am I a shareholder of record for purpose of the Annual Meeting?

If, as of the close of business on December 15, 2021, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are the shareholder of record for purposes of the Meeting.

What if my shares are held in an account at a brokerage firm, bank or dealer?

If, as of the close of business on December 15, 2021, your shares were held in an account at a brokerage firm, bank, or dealer (commonly referred to as being held in “street name”), and these proxy materials are being forwarded to you by the organization holding your account, the organization holding your account is considered the shareholder of record with respect to your shares for purposes of the Meeting, and you are considered the beneficial owner of such shares. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

1

How do I vote?

With respect to the election of directors, you may vote “for” all of the nominees proposed by the Board, withhold your vote for all of such nominees, or vote for all of such nominees except those that you specify you would like to withhold your vote for. With respect to the ratification of RSJ as our independent registered public accounting firm, you may vote “for” or “against” or abstain from voting altogether.

Shareholders of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote your shares by proxy over the internet, or by phone or by mail by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received, or, if you requested to receive printed proxy materials, you may vote by marking, dating, and signing the enclosed proxy card and returning it in the postage-paid envelope provided. Additionally, you may vote your shares virtually at the Meeting by visiting www.virtualshareholdermeeting.com/SLP2022 and using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

If you are voting your shares by proxy over the internet or by phone, we request that you cast your vote by February 4, 2022, though you can cast your vote over the internet until 11:59 P.M. Eastern Time the day before the Meeting. If you are voting your shares by returning a proxy card, we request that you return your completed proxy card to us no later than February 4, 2022, though you can return your proxy card at any time as long as we receive it before voting begins at the Meeting. Please note that you may still attend the Meeting and vote virtually during the Meeting, even if you have already voted by phone or by proxy via either the internet or mail.

Beneficial Owner: Shares Held in “Street Name”

If you are a beneficial owner of shares held in “street name,” you should have received instructions from the organization holding your shares that you must follow for your shares to be voted. The availability of telephonic or internet voting will depend on the voting process of such organization. Alternatively, you may vote virtually at the Meeting by visiting  www.virtualshareholdermeeting.com/SLP2022 and using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable), however, in order to do so you must obtain a “legal” proxy from the organization holding your shares and present it and proof of identification to the inspector of elections at the Meeting. Please contact the organization that holds your shares if you wish to obtain a “legal” proxy.

Regardless of how your shares are held, and whether or not you plan to attend the Meeting, we encourage you to vote your shares via the internet or by returning a proxy card to ensure that your vote is counted.

If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

If your shares are held in “street name” and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may exercise its discretion to vote your shares only on “routine” matters.

The election of directors is considered a non-routine matter. Consequently, without your voting instructions, your broker or other nominee cannot vote your shares on these proposals.

The proposal to ratify the selection of RSJ as our independent registered public accounting firm is considered a routine matter. Therefore, your broker or other nominee will be able to vote on that proposal even if it does not receive voting instructions from you.

How are votes counted?

Votes will be counted by the Company’s corporate secretary who will separately count “for” and “against” votes (other than with respect to the election of directors, as to which there is no “against” vote, and there is a “withheld” vote instead), abstentions, and “broker non-votes.”

If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“for” each of the director nominees identified herein, and “for” each other proposal, and in the discretion of the proxy holder on any other matters that properly come before the Meeting).

2

What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions, or stockholder proposals.

How many “for” votes are needed to approve each proposal?

Proposal No. 1: The election of directors will be decided by a plurality of votes cast. Accordingly, the five nominees receiving the highest number of “for” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 2: The ratification of the selection of RSJ as our independent registered public accounting firm must receive a “for” vote from the holders of a majority of the shares of our common stock present virtually or by proxy and entitled to vote at the Meeting. Abstentions will have the same effect as “against” votes. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

How many votes do I have?

Each shareholder of record as of December 15, 2021, is entitled to cast one vote for each share of our common stock held on each matter to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors.

Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected, which is five, multiplied by the number of shares such shareholder is entitled to vote. This total number of votes may be cast for one nominee or may be distributed among as many nominees as the shareholder desires. Under California law, no shareholder can cumulate votes unless, prior to voting at the Meeting, such shareholder or any other shareholder entitled to vote has given notice of his or her intention to cumulate his or her votes at the Meeting. If any shareholder properly gives such notice, then all shareholders may cumulate their votes for the election of directors. Our Board does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event shares represented by proxies solicited by this Proxy Statement may be cumulated at the discretion of the proxy holders, in accordance with the recommendation of our Board.

What is the quorum requirement?

A quorum of shareholders is necessary to hold the Meeting. A quorum will be present if at least a majority of the outstanding shares of our common stock on the record date are present either virtually or by proxy at the Meeting. On the record date, December 15, 2021, there were 20,168,796 shares outstanding and entitled to vote. Accordingly, 10,084,399 shares must be present either virtually or by proxy at the Meeting in order to establish a quorum at the Meeting.

If you submit a valid proxy (by internet, phone or mail), regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Meeting for purposes of determining a quorum. Broker non-votes will also be counted as present at the Meeting for purposes of determining a quorum. If there is no quorum, a majority of the shares present either virtually or by proxy at the Meeting may adjourn the Meeting to another date.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice of Internet Availability of Proxy Materials, then your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials you receive to ensure that all of your shares are voted at the Meeting.

3

What if I vote online or return a proxy card but do not make specific choices?

If you vote online, or return a signed and dated proxy card, without marking any voting selections, all of your shares will be voted “for” the election of each of the nominees for director described herein, and “for” the ratification of RSJ as our independent registered public accounting firm. If any other matter is properly presented at the Meeting, your proxy (one of the individuals named on your Notice of Internet Availability of Proxy Materials or on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

You can change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the Meeting. You may revoke your proxy in one of three ways:

•	By delivering to our corporate secretary (c/o Will Frederick, Simulations Plus, Inc. 42505 10th Street West, Lancaster, CA 93534) a duly executed proxy bearing a date later than the date of the proxy you wish to revoke. Such later-dated proxy must be delivered before voting begins at the Meeting.

•	By delivering to our corporate secretary (c/o Will Frederick, Simulations Plus, Inc. 42505 10th Street West, Lancaster, CA 93534) a written notice of revocation dated later than the date of the proxy you wish to revoke. Such written notice of revocation must be delivered before voting begins at the Meeting.

•	By attending the Meeting and voting virtually. Bear in mind that simply attending the Meeting will not, by itself, revoke your proxy. In addition, please recall that if you are a beneficial owner of shares held in “street name” and wish to vote virtually at the Meeting, you must obtain a “legal” proxy from the organization holding your shares and present it to the inspector of elections, along with proof of identification, at the Meeting.

Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.

Are dissenters’ rights available with respect to any proposal?

Dissenters’ rights are not available with respect to any proposal to be voted on at the Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Meeting. We will report final voting results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Meeting.

Who is paying for this proxy solicitation?

We are soliciting proxies from our shareholders on behalf of our Board and will pay for all costs incurred in connection with such solicitation. In addition to soliciting proxies by this Proxy Statement, our directors and employees may also solicit proxies virtually at the Meeting, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

4

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nomination of Directors

The Nominating & Corporate Governance Committee of the Board is charged with making recommendations to the Board regarding qualified candidates to serve as members of the Board. The Nominating & Corporate Governance Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating & Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating & Corporate Governance Committee considers the following factors:

(1)	The appropriate size of the Board;
(2)	The Company’s needs with respect to particular talents and experience of its directors;
(3)	The knowledge, skills and experience of nominees in technology, business, finance, administration, and the health information services industry; and
(4)	Relevant Nasdaq, SEC, California, and Investor recommendations and requirements.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating & Corporate Governance Committee may also consider such other factors as it deems to be in the Company’s and its shareholders’ best interests. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees in its charter, the Nominating & Corporate Governance Committee states in its charter that it is committed to consideration of qualified directors of diverse gender, race, age, color, religion, national origin, sexual orientation, genetic information, marital status, disability or covered veterans’ status, and seeks nominees from a broad variety of sources. Furthermore, the Nominating & Corporate Governance Committee is committed to complying with the diversity requirements recently adopted by Nasdaq and the State of California. The Nominating & Corporate Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of an “independent director” under Nasdaq listing standards.

The Nominating & Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination, but the Nominating & Corporate Governance Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the Nominating & Corporate Governance Committee’s policy is to not renominate that member for reelection. The Nominating & Corporate Governance Committee identifies the desired skills and experience of a new nominee, and then uses its network of contacts to compile a list of candidates.

We do not have a formal policy concerning shareholder recommendations of nominees for director to the Nominating & Corporate Governance Committee as, to date, we have not received any recommendations from shareholders requesting the Nominating & Corporate Governance Committee to consider a candidate for inclusion among the Nominating & Corporate Governance Committee’s slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that such recommendations will not be considered. Shareholders wishing to recommend a candidate may do so by sending a written notice to the Nominating & Corporate Governance Committee, Attn: Chairman, Simulations Plus, Inc., 42505 10th Street West, Lancaster, CA 93534, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate.

There are no arrangements or understandings between any of our directors, nominees for directors or officers, and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries (either current or previous), and none of such persons has a material interest adverse to the Company or any of its subsidiaries (either current or previous). Other than as disclosed below, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no familial relationships between any officers and directors of the Company.

5

The Nominating & Corporate Governance Committee has recommended, and the Board has nominated, Walter S. Woltosz, Dr. John K. Paglia, Dr. Daniel Weiner, Dr. Lisa LaVange and Sharlene Evans as nominees for election as members of our Board at the Meeting. At the Meeting, five directors will be elected to the Board.

Information Concerning Directors

NAME	AGE	POSITION WITH THE COMPANY	ELECTED DIRECTOR SINCE
Walter S. Woltosz	76	Chairman of the Board	1996
Dr. John K. Paglia	54	Director	2014
Dr. Daniel Weiner	71	Director	2017
Dr. Lisa LaVange	68	Director	2019
Sharlene Evans	57	Director	2021

WALTER S. WOLTOSZ is a cofounder of the Company, served as its Chief Executive Officer until June 26, 2018, and has served as Chairman of the Board from incorporation in July 1996. Prior to cofounding the Company, Mr. Woltosz worked as an electronics engineer with the Federal Aviation Administration, and later with Northrop Services developing simulation/optimization computer programming for the space shuttle ascent trajectory. In 1981, he established Words+, Inc., a company that designs, manufactures and sells computer-based communication systems, including the system used by Professor Stephen Hawking. Mr. Woltosz holds the Distinguished Auburn Engineer Award and is a member of the State of Alabama Engineering Hall of Fame. He is a member of the Auburn Alumni Engineering Council, the Engineering Keystone Society, the Engineering Eagles Society, and the Engineering Ginn Society, as well as the 1856 Society and the Pat Dye Society. Mr. Woltosz holds Bachelor’s and Master’s degrees in aerospace engineering, and an honorary PhD in science from Auburn University, as well as a Master’s degree in administrative science from the University of Alabama. We believe that Mr. Woltosz’s knowledge of the industry and his 40 years of experience running Simulations Plus and Words+ makes him a qualified candidate for the Board.

DR. JOHN K. PAGLIA, a recipient of several prestigious honors for his work on the financing and capital markets, has been a Director of the Company and Chair of the Audit Committee since December 3, 2014. Additionally, he is a Director and Audit Committee Chair for Cal-X Business Accelerator, Inc. (with 30+ regenerative health technology startups), an Independent Director for Aeluma, Inc., sits on the boards of two not-for-profits (California Amateur Hockey Association and Santa Clarita Flyers Hockey Club) and advises startup companies. At Pepperdine University’s Graziadio Business School, he is a tenured Professor of Finance where his specialty areas are venture capital, private equity, corporate finance, business valuations and mergers and acquisitions (“M&A”). In addition, he held a number of leadership positions at Pepperdine University since joining in 2000, most recently as Senior Associate Dean where he had oversight for nearly 200 business school faculty members and key strategic projects including advancing diversity, equity, and inclusion (“DEI”) initiatives. Dr. Paglia holds a Ph.D. in finance, an MBA, a B.S. in finance, and is a Certified Public Accountant, Chartered Financial Analyst, and is NACD Directorship Certified™. We believe his knowledge of technical accounting issues and business experience qualify him as an expert in financial matters and as a qualified candidate for the Board.

DR. DANIEL WEINER has been a Director of the Company since May 1, 2017. Dr. Weiner graduated from the University of Kentucky with a doctoral degree in Mathematical Statistics, with an emphasis on compartmental modeling. Dr. Weiner has served as an expert consultant to the U.S. Food and Drug Administration (“FDA”) on pharmacokinetic modeling and bioequivalence assessment and is the 2022 American Society for Clinical Pharmacology & Therapeutics (ASCPT) recipient of the Sheiner-Beal Award in Pharmacometrics. Dr. Weiner has held senior management positions at companies such as Merrell Dow Pharmaceuticals; Statistical Consultants, Inc. (founder); Syntex Development Research; Certara Inc.; Pharsight Corp.; Quintiles, Inc. (now IQVIA); and IVAX Research, where he had operational responsibilities as well as assisting with M&A activities. Dr. Weiner is an Adjunct Professor with the Division of Pharmacotherapy and Experimental Therapeutics in the School of Pharmacy, University of North Carolina. He is the original designer/author of the WinNonlin family of PK/PD Modeling Software and is the co-author of Pharmacokinetic and Pharmacodynamic Data Analysis: Concepts and Applications. Dr. Weiner previously served as a Board member of DILIsym Services, Inc. (“DILIsym”), now a division of Simulations Plus, Inc. We believe that Dr. Weiner’s extensive industry knowledge, expertise, and experience make him a qualified candidate for the Board.

6

DR. LISA LAVANGE has been a Director of the Company since May 1, 2019. Dr. LaVange graduated from the University of North Carolina with a doctoral degree in Biostatistics. Dr. LaVange currently serves as Professor and Chair of the Department of Biostatistics in the Gillings School of Global Public Health at the University of North Carolina. In addition to her Chair responsibilities, she serves as Principal Investigator of the coordinating centers for three large and complex clinical trial networks funded by the National Institutes of Health (“NIH”) and is actively involved in the NIH Accelerating Covid-19 Therapeutic Interventions and Vaccines (“ACTIV”) public-private partnership. She is also a member of the National Academies of Science Forum on Drug Discovery, Development, and Translation (2019 to date). From 2011 to 2017, Dr. LaVange served as Director of the Office of Biostatistics in the Center for Drug Evaluation and Research (“CDER”) at the FDA, where she oversaw more than 200 statisticians and other staff members involved in the development and application of statistical methodology for drug regulation. She was a leader in developing and assessing the effectiveness and appropriateness of innovative statistical methods intended to accelerate the process from drug discovery to clinical trials to FDA approval and patients’ benefit. Previously, she worked for six years at one of the world’s largest pharmaceutical outsourcing services companies, Quintiles, Inc. (now IQVIA), serving as Vice President of Biostatistics for her last three years, and as Vice President, Biostatistics and Data Management, for Inspire Pharmaceuticals, Inc. Dr. LaVange is an elected fellow of the American Statistical Association (“ASA”), was the 2018 ASA President, and served on the ASA Board of Directors from 2017-2019 (and as Chair in 2018). She is also former president of the Eastern North American Region of the International Biometric Society (“ENAR-IBS”) and former IBS Board member. We believe that Dr. LaVange’s extensive experience, knowledge, and industry expertise, make her a qualified candidate for the Board.

SHARLENE EVANS was appointed as a Director of the Company as of December 1, 2021. Ms. Evans received a Bachelor’s degree in Industrial Engineering from Auburn University, and graduated from Purdue University with a Master’s degree in Industrial Engineering. Ms. Evans has a proven track record in executing large-scale improvement projects across complex, multi-site organizations for Fortune 500 clients. She currently serves as the Chief People Officer at Myrle Consulting Group, a change management and sustainability consulting firm that is now part of Accenture, a role that she has held since July 2019. At Myrtle, she is responsible for the internal people processes to support Myrtle employees, and she also lead the team responsible for the development and delivery of the people and organization capabilities and service offerings that are provided to Myrtle clients. Prior to joining Myrtle, Ms. Evans was the Vice President of People and Organization at SSA & Company from January 2016 to June 2019. Her prior consulting experience also includes Hitachi Consulting, Celerant Consulting, and Ernst & Young Consulting. We believe that Ms. Evans’ executive record, with over 25 years of experience in operations, human resources, and personnel development, makes her a qualified candidate for the Board.

Vote Required

Each of the five nominees for director must be elected by a plurality of votes cast by holders of our common stock entitled to vote at the Meeting. If a quorum is present and voting at the Meeting, the five nominees receiving the highest number of “for” votes will be elected. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, “for” the election of each of the nominees named above.

Votes withheld from any nominee, abstentions, and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal, as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Board Recommendation

The Board recommends that you vote all of your shares “for” the election to the Board of each of the nominees described in this Proposal No. 1.

7

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of the Board has selected Rose, Snyder, & Jacobs, LLP (“RSJ”) as our independent registered public accounting firm for the fiscal year ending August 31, 2022, and has further directed us to submit the selection of RSJ as our independent registered public accounting firm for ratification by the shareholders at the Meeting. Neither our governing documents nor any applicable laws require shareholder ratification of the selection of RSJ as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSJ to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain RSJ. Even if the selection is ratified, however, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

Representatives of RSJ are not expected to be present at the Meeting. Accordingly, RSJ will not have an opportunity to make a statement or be available to respond to questions at the Meeting.

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the aggregate fees billed by RSJ for the services indicated for each of the last two fiscal years:

	Fiscal Year Ended August 31, 2021	Fiscal Year Ended August 31, 2020
Audit Fees (1)	$282,880	$293,560
Audit-Related Fees	–	–
Tax Fees (2)	136,770	73,700
All Other Fees (3)	20,665	21,675
Total Fees	$440,315	$388,935

__________________
(1)	Includes fees for (i) the audit of our annual financial statements for the fiscal years ended August 31, 2021 and 2020 included in our Annual Reports on Form 10-K, (ii) the review of our interim period financial statements for fiscal years 2021 and 2020 included in our Quarterly Reports on Form 10-Q, (iii) Sarbanes-Oxley audit-related services, and (iv) related services that are normally provided in connection with regulatory filings or engagements.

(2)	Represents the aggregate fees billed for tax compliance.

(3)	Fees related to an audit of our 401K profit share plan and other non-attest services.

Audit Committee Policy Regarding Preapproval of Audit and Permissible Non-audit Services of Our Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for the preapproval of all audit and non-audit services to be rendered by our independent registered public accounting firm. Under the policies and procedures, the Audit Committee generally preapproves specified services in defined categories up to specified amounts. Preapproval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis for specific tasks before engagement. The Audit Committee has delegated the preapproval of services to the chair of the Audit Committee who is required to report each preapproval to the full Audit Committee no later than its next meeting. All of the Audit Fees and Audit-Related Fees set forth in the table above were approved by the Audit Committee.

8

Vote Required

Approval of this Proposal No. 2 requires the affirmative vote of holders of a majority of the shares of our common stock present virtually or by proxy and entitled to vote at the Meeting.

Abstentions will have the same effect as “against” votes. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

Board Recommendation

The Board recommends a vote “for” the ratification of the selection by the Audit Committee of RSJ as our independent registered public accounting firm for the fiscal year ended August 31, 2022.

9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 3, 2021, regarding the beneficial ownership of our common stock by (a) each person known to the Company to own beneficially more than 5% of our common stock, (b) each of our directors and director nominees, (c) each of our Named Executive Officers (as defined below), and (d) all of our current directors and executive officers as a group. Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with SEC by or on behalf of the shareholders listed below.

The percent of class is calculated based on 20,168,796 shares of our common stock (net of treasury shares) outstanding as of December 3, 2021. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and for such persons includes shares of our common stock issuable to such persons pursuant to the exercise of stock options, warrants or other securities that are exercisable or convertible into shares of our common stock within 60 days of December 3, 2021.

Beneficial owner (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Named Executive Officers
Walter S. Woltosz (3)	4,388,730	21.73%
John DiBella(4)	146,265	*
Jill Fiedler-Kelly (5)	93,862	*
Shawn O’Connor (6)	44,000	*
Dr. Daniel Weiner (7)	8,874	*
Dr. Lisa LaVange (8)	7,880	*
Dr. Brett Howell (9)	7,575	*
Dr. John Paglia (10)	6,216	*
Will Frederick (11)	5,000	*
Sharlene Evans (12)	–	–
John R. Kneisel (13)	–	–
All directors and executive officers as a group (10 persons)	4,708,402	23.08%

5% or Greater Shareholders
BlackRock, Inc. (14)	2,276,138	11.29%
Neuberger Berman Group LLC (15)	1,203,407	5.97%

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes to the table, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	The address of each director and executive officer is c/o the Company, 42505 10th Street West, Lancaster, California 93534-7059.

(3)

Consists of 4,356,830 shares of common stock and 31,900 shares of common stock underlying an option exercisable within 60 days of December 3, 2021. The common shares are held jointly with Ms. Virginia Woltosz, Mr. Woltosz’s spouse and cofounder of the Company.

10

(4)	Consists of 44,840 shares of common stock and 101,425 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(5)	Consists of 66,117 shares of common stock and 27,745 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(6)	Consists of 44,000 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(7)	Consists of 3,874 shares of common stock and 5,000 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(8)	Consists of 3,380 shares of common Stock and 4,500 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(9)	Consists of 7,575 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(10)	Consists of 1,216 shares of common stock and 5,000 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(11)	Consists of 5,000 shares of common stock underlying an option exercisable within 60 days of December 3, 2021.

(12)	On December 1, 2021, David L. Ralph retired as a Director and was replaced by Sharlene Evans.

(13)	Mr. Kneisel retired as our Chief Financial Officer on December 1, 2020, and was replaced by Will Frederick as of that date.

(14)	Consists of 2,276,138 shares of common stock based upon information contained in a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(15)	Consists of 1,203,407 shares of common stock based solely upon information contained in a Schedule 13G/A filed by Neuberger Berman Group LLC on February 11, 2021. The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, New York 10104.

The Company has adopted certain policies with respect to the ownership of stock by the Board of Directors, including an Insider Trading Policy. As of August 31, 2021, to management’s knowledge, all members of our Board were in compliance with these policies.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, except as noted below, all executive officers, directors, and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal year 2021.

Mr. DiBella did not timely file one Form 4 with respect to one transaction during fiscal year 2021.

11

BOARD MATTERS AND CORPORATE GOVERNANCE

Information Regarding the Board and its Committees

The Board met eleven times during the fiscal year ended August 31, 2021. Each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

The Board has three committees: Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee. The following table provides information for the current membership for each of the committees of the Board:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Dr. John K. Paglia	Chair		X
Dr. Daniel Weiner		Chair	X
Dr. Lisa LaVange	X	X	Chair
Sharlene Evans(1)	X	X

________________

(1) Ms. Evans’ committee memberships commenced on December 1, 2021.

Below is a description of each committee of the Board. The Board has determined that each member of each committee, and each member of the Board, except for Mr. Woltosz, is “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market, as well as applicable SEC rules and regulations and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(4) of the Exchange Act and bears direct responsibility for the appointment and termination, compensation, and oversight of the work of our independent registered public accounting firm, who reports directly to the Audit Committee. The Audit Committee operates pursuant to a charter that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.” The Audit Committee has received written disclosures and the letter from our independent registered public accounting firm pursuant to the applicable requirements of Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent accountant the independent accountant’s independence. The Audit Committee also reviews and discusses with our management and independent registered public accounting firm the financial statements and disclosures in our quarterly financial press releases and SEC filings. Audit Committee members periodically meet separately with our management and independent registered public accounting firm to discuss issues and concerns, and the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, in a confidential manner.

The Board has determined that Dr. Paglia qualifies as an “audit committee financial expert” in accordance with applicable SEC rules and as “independent” under the applicable Nasdaq listing standards. For a description of Dr. Paglia’s relevant experience, please refer to Dr. Paglia’s biography set forth above in the section above entitled “Proposal No. 1: Election of Directors.”

The Audit Committee met four times during the fiscal year ended August 31, 2021.

Audit Committee Report

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the Company’s independent auditors the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021 (the “2021 Form 10-K”). The Audit Committee has also discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 16, Professional Standards, as adopted by the PCAOB. Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board that the audited financial statements be included in the 2021 Form 10-K.

Audit Committee members during fiscal year 2021:
Dr. John K. Paglia (Chair)
Dr. Daniel Weiner
Dr. Lisa LaVange
Dr. David L. Ralph

12

 Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee makes recommendations to the Board regarding candidates for election to the Board, as well as the composition and size of the Board and its committees and qualifications for membership. In connection with performing their duties, the members of the Nominating & Corporate Governance Committee are fully empowered to engage one or more search firms to identify potential director candidates. The Nominating & Corporate Governance Committee is also charged with recommending the appointment of new directors to our Board, committee structure and membership, director compensation, and Chief Executive Officer succession planning.

The Nominating & Corporate Governance Committee provides instructions in each annual proxy statement regarding how shareholders can make director nominations. The Nominating & Corporate Governance Committee does not have a formal policy for consideration of any director candidates recommended by shareholders, including the minimum qualifications for director candidates, as the Nominating & Corporate Governance Committee has never received a recommendation from a shareholder; however, any such nomination, if received, would be considered on an equal basis with candidates identified by the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee does not typically use any third party to identify, evaluate, or assist in identifying and/or evaluating potential nominees and to date has not paid any fee to any third party for such services. The Nominating & Corporate Governance Committee operates pursuant to a charter that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.”

The Nominating & Corporate Governance Committee approved and adopted the Simulations Plus, Inc. Guiding Principles of Corporate Governance (the “principles of corporate governance”), that applies to our Board of Directors, Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee. The principles of corporate governance are publicly available on our website at https://www.simulations-plus.com/assets/Principles-of-Corp-Goverance-Approved-10_21_21.pdf. If we make any substantive amendments to principles of corporate governance, we will disclose the nature of the amendment or waiver on that website or in a Current Report on Form 8-K.

The Nominating & Corporate Governance Committee met five times during the fiscal year ended August 31, 2021.

Nominating & Corporate Governance Committee members during fiscal year 2021:
Dr. David L. Ralph (Chair)
Dr. Daniel Weiner
Dr. Lisa LaVange
Dr. John K. Paglia

Compensation Committee

The Compensation Committee administers our executive compensation program and is responsible for establishing, implementing, and monitoring adherence to our philosophy with respect to executive compensation. The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of our Chief Executive Officer, as well as reviewing the compensation of other executive officers. The Compensation Committee serves as the administrative committee of the Company’s equity incentive plans and advises the Board on other incentive compensation plans and equity-based plans. The Compensation Committee has the sole authority to retain and terminate compensation consultants, independent legal counsel, and other advisers and has sole authority to approve any such consultant’s and or advisor’s fees associated with their duties. The Compensation Committee operates pursuant to a charter that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.”

None of the members of the Compensation Committee during fiscal year 2021 has been an officer or employee of the Company, has had any relationship with the Company required to be disclosed as a related person transaction and none of our executive officers served on the compensation committee (or other committee serving an equivalent function) or board of any company that employed any member of our Compensation Committee or our Board during fiscal year 2021.

The Compensation Committee met five times during the fiscal year ended August 31, 2021.

Compensation Committee members during fiscal year 2021:
Daniel Weiner (Chair)
John K. Paglia
Lisa LaVange
David Ralph

13

Compensation Committee Report

The Compensation Committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board, and the Board has agreed, that the section entitled “Compensation Discussion and Analysis” as it appears below be included in this Proxy Statement and incorporated by reference into Simulation Plus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal 2021, or as of the date of this Proxy Statement, is or has been one of our officers or employees. In addition, during fiscal 2021, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.

Board Matrix

The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills, experiences, or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the members of the Board.

	Walter Woltosz	Dr. John K. Paglia	Dr. Daniel Weiner	Dr. Lisa LaVange	Sharlene Evans
Knowledge, Skills and Experience
Public Company Board	X	X	X	X
Finance & Accounting		X
Risk Management	X	X
Corporate Governance/Ethics	X	X
Pharma Regulatory Affairs	X		X	X
Human Resources/ Compensation	X	X			X
Executive Management	X	X	X	X	X
Operations	X	X	X	X	X
Strategic Planning	X	X	X	X	X
Technology	X		X	X
Consulting Services	X		X	X	X
Sales & Marketing	X		X
Mergers & Acquisitions	X	X	X		X
Drug Discovery & Development	X		X	X
Academia		X	X	X
Demographics
Race/Ethnicity
African American					X
Asian/Pacific Islander
White/Caucasian	X	X	X	X
Hispanic/Latino
Native American
Gender
Male	X	X	X
Female				X	X
Board Tenure
Years	25	7	4	2	<1

14

Key Metrics of our Directors are as follows:

•	Average age is 65.
•	60% of non-employee Directors have been on the Board for less than six years.
•	40% women.
•	20% racially/ethnically diverse.

Board, Committee and Director Evaluations

At the recommendation of the Nominating & Corporate Governance Committee, our Board has agreed to develop an evaluation process, in three phases, to:

1.	Evaluate the overall performance of the Board;

2.	Evaluate the overall performance of each committee of the Board; and

3.	Evaluate the performance of each member of the Board.

The first phase will be initiated in January 2022. The Nominating & Corporate Governance Committee and our Board will consider the results of any such analysis when determining who to nominate for election of directors in the future.

Board Leadership Structure

The Company’s Chairman of the Board served as Chief Executive Officer until June 26, 2018. Our current Chief Executive Officer and Chairman roles are now separate. The Board does not have a lead independent director and does not believe one is necessary. We believe our leadership structure is appropriate for the size and scope of operations of a company of our size.

Board’s Role in Risk Management

The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly oversees our strategic and business risk, including, but not limited to, risks related to the following:

•	financial reporting;
•	compensation practices;
•	product developments;
•	diversity and inclusion;
•	information technology and cybersecurity; and
•	environmental matters.

We believe the Board, as a whole, supports its role in risk oversight. Our Chief Executive Officer, division Presidents, and our Chief Financial Officer are responsible for assessing and managing risks facing the Company day-to-day with other members of the Board providing oversight of such risk management.

Our Commitment to Data Security and Privacy

Cybersecurity risk oversight is a top priority for the Board and our management. The Company’s information security is externally audited on a quarterly basis. We also have a cyber risk insurance policy in place that provides coverage for security incident response expenses, certain losses due to network security failures, and certain third-party liability. We are not aware of having experienced any material information security breaches in the past three years. The Board is routinely briefed on the Company’s information security program and its related priorities and controls. Our chairman serves on the Advisory Board of the McCrary Institute for Cyber and Infrastructure Security at Auburn University,

15

Our Commitment to the Environment

We are committed to reducing our environmental footprint and pursuing responsible business practices in all of our operations. We proudly support our local waste and energy management programs at our Lancaster, CA, and Buffalo, NY, locations.

Our operations are built on continual improvements in efficiency and clean energy. Our Cognigen division redesigned its data center to be more energy efficient as part of our ongoing and increasing commitment to reduce our environmental footprint and energy usage. At our Lancaster location, we participate in a recycling program through our local waste management facility to divert all recyclable materials – bottles, cans, plastics, paper, and cardboard – from landfills. Across the company, our facilities provide for recycling, and our electronic waste is sent to local approved e-waste recycling centers. The Board is regularly briefed on the Company’s commitment and progress to the environment. The Company currently produces little to no hazardous waste material.

Shareholder Communications with the Board

We have not adopted a formal process for shareholder communications with the Board. However, any shareholder comments and communications received by our Investor Relations personnel are forwarded to the Board or individual directors, as applicable, and appropriate responses are provided to shareholders in a timely manner. We believe that these informal communication efforts have proven effective and obviate the need for any formal process. Although we do not have a formal policy, members of the Board are expected to attend annual meetings of our shareholders. All of our directors attended the annual meeting of shareholders held in February 2021.

Code of Ethics

The Company has adopted a Corporate Code of Ethics that applies to our directors, officers, and employees, that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.”

DIRECTOR COMPENSATION

During fiscal year 2021, compensation for non-employee directors consisted of the following:

Compensation	Effective August 1, 2020
Annual cash retainer fee*	$45,000
Additional cash retainer per meeting in excess of eight meetings per year	$3,500
Additional cash stipend for Audit Committee chair**	$12,500
Additional cash stipend for Compensation Committee chair**	$3,000
Additional cash stipend for Nominating & Corporate Governance Committee chair**	$3,000
Additional cash stipend for Chairman of the Board**	$12,500
Annual stock grants*	$70,000
Scientific Advisory Board	$5,000

________________

*Prorated for the time of service in the year a new director joins the Board.

** Paid quarterly

We also reimburse our directors for reasonable out-of-pocket expenses in connection with the attendance at the Board and committee meetings. Mileage expense to attend meetings is reimbursed at the Internal Revenue Service defined rate for business use.

16

Director Compensation for Fiscal Year 2021

Name of Director	Fiscal Year	Fees earned or paid in cash ($)	Option Awards ($)	Stock Grants ($)	All other compensation ($)	Total ($)
		(a)	(b) (c)	(d)
Walter Woltosz	2021	91,041	—	69,016	—	160,057

Dr. David L. Ralph	2021	89,333	—	69,016	—	158,349

Dr. John K. Paglia	2021	98,875	—	69,016	—	167,891

Dr. Daniel Weiner	2021	95,917	—	69,016	—	164,933

Dr. Lisa LaVange	2021	86,583	—	69,016	—	155,599

__________________

(a)	Represents annual stipend and per meeting fees described above.

(b)	No options were awarded to our independent directors during fiscal year 2021.

(c)	As of August 31, 2021, the aggregate number of shares subject to outstanding stock options held by each non-employee director was as follows: Mr. Woltosz – 26,400, Dr. Ralph – 15,000, Dr. Paglia – 11,000, Dr. Weiner – 11,000, and Dr. LaVange – 9,000.

(d)	Stock grants issued to our independent directors as compensation, as described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons.

We have not entered into any transactions with any of our directors, nominees for director, officers or principal shareholders, nor any associate or affiliate of the foregoing, and we are not currently considering any proposed transactions with such related persons in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years, and in which any such related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons.

We have not adopted any formal procedures for the review or ratification, or standards for approval, of related-party transactions, but instead review such transactions on a case-by-case basis.

Interest of Certain Persons in Matters to be Acted Upon

Other than the election of directors, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Meeting as described in this Proxy Statement.

17

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the names, ages, and positions of our executive officers as of December 17, 2021. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was or is to be selected as an executive officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our executive officers.

Executive Officers

NAME	AGE	POSITIONS WITH THE COMPANY	OFFICER SINCE
Shawn O’Connor	62	Chief Executive Officer	2018
Will Frederick	58	Chief Financial Officer	2020
John A. DiBella	42	President, Simulations Plus Division	2012
Jill Fiedler-Kelly	52	President, Cognigen Division	2021
Dr. Brett Howell	38	President, DILIsym Division	2021

Set forth below is biographical information regarding each of our executive officers.

SHAWN O’CONNOR joined the Company in June 2018 as our Chief Executive Officer. Mr. O’Connor has more than 30 years of experience in high technology executive management. From 2011 to 2018, Mr. O’Connor was Chief Executive Officer, President and a director of Entelos Holding Corp., a provider of unique quantitative systems pharmacology software and services to the pharmaceutical drug development market. From 2002 to 2009, Mr. O’Connor served as Chief Executive Officer, President, and Chairman of Pharsight Corporation, a developer and marketer of software products and services that help pharmaceutical and biotechnology companies improve their decision-making in drug development and commercialization. From 1995 to 2000, Mr. O’Connor was with QRS Corporation in various positions including Chief Financial Officer and President and Chief Operating Officer. From 1988 to 1994, Mr. O’Connor was with Diasonics, Inc., serving in various positions including Chief Financial Officer. Mr. O’Connor earned a Bachelor of Science in business administration from the University of California at Berkeley and completed the Executive Education Program at Stanford University Graduate School of Business.

WILL FREDERICK joined the Company in December 2020 as Chief Financial Officer and Secretary of the Company. Mr. Frederick brings more than 25 years of financial leadership experience to the Company. He has a proven track record of developing and implementing strategies to drive revenue growth, increase profitability, managing merger and acquisition activities, and achieving corporate objectives. He has global experience with both publicly traded and privately held companies including Entelos Holding Corp., Avaya, Pharsight Corporation, The Walt Disney Company, and Ford Motor Company, amongst others. Prior to joining the Company, from 2015 to present, Mr. Frederick served as President and Managing Director of RightPlace Enterprises, providing C-Suite level strategic and financial consulting services to multiple companies. He served as Interim Chief Financial Officer at Sysorex Global Holdings Corp. from October 2014 to January 2015. He served as Chief Financial Officer at Neural ID LLC from April 2014 to September 2014. He served as Chief Financial Officer of Entelos Holding Corp. from January 2012 to January 2014, at which time it was acquired by Rosa & Co. Mr. Frederick holds an M.B.A degree from California State University at Long Beach and a B.A. degree in Finance from California State University at Fullerton.

JOHN DIBELLA joined the Company in June 2003 as a Modeling & Simulations Scientist, initially spending time working on the development of the GastroPlus® and DDDPlus™ software platforms, as well as serving as a technical lead on consulting projects for sponsor companies. In 2005, Mr. DiBella moved to the Marketing and Sales Department, and worked as a Field Scientist, where he eventually took over the Marketing and Sales Department and worked as Director until February 2012. Mr. DiBella was appointed Vice President of Marketing and Sales of the Company in March 2012. In September 2017, Mr. DiBella was appointed President of the Simulations Plus Division, where he now leads strategic efforts and continues to host workshops and present at conferences globally. Mr. DiBella holds B.S. and Master’s degrees in biomedical engineering from Case Western Reserve University.

18

JILL FIEDLER-KELLY joined the Company in September 2014 with the acquisition of Cognigen Corporation, where she had served as the Vice President of Pharmacometric Services and Chief Scientific Officer for over 20 years since cofounding the company in 1992. In this role, she was primarily responsible for leading the scientific consulting group, ensuring the quality of deliverables and representing the Company to new clients. Ms. Fiedler-Kelly is an Adjunct Professor in the Department of Pharmaceutical Sciences at the University at Buffalo and was named a Fellow of the International Society of Pharmacometrics in 2016. In October 2019, she was appointed President of the Cognigen division of Simulations Plus. Ms. Fiedler-Kelly brings over 25 years of experience in the implementation of population PK/PD modeling and simulation in drug development. She has also published numerous scientific papers in peer-reviewed journals, has presented at national and international symposia, and has held leadership positions in organizations such as the East Coast Population Analysis Group, the Population PK/PD Focus Group of the American Association of Pharmaceutical Scientists, and recently served a 3-year term on the ASCPT Board of Directors. In 2016, she was named a Fellow of ISoP, the International Society of Pharmacometrics. She holds a B.A. degree in Statistics from the University at Buffalo and a M.S. in Applied and Mathematical Statistics from the Rochester Institute of Technology.

DR. BRETT HOWELL joined the Company in June 2017 as the President of DILISym Services, Inc. (“DILIsym”), which was merged into the Company in September 2021. He served as Chief Executive Officer of DILISym from July 2015 until the Company acquired it in June 2017. He has also served as an associate director of the DILI-sim Initiative since its inception in 2011. Dr. Howell focuses on company management and operations, sales and marketing, and product design, and helps guide the architecture and consulting use of various QST platforms such as DILIsym and RENAsym. From January 2010 to December 2015, Dr. Howell held various roles at the Hamner Institute for Health Sciences. Dr. Howell has published over 35 scientific papers in the areas of PBPK/PD modeling, in vitro toxicity testing, novel drug delivery systems, and drug safety. He has given invited scientific presentations at numerous national and international meetings, including the Society of Toxicology annual meeting, the Japanese Society of Toxicology annual meeting, the annual FDA/AASLD Drug-Induced Liver Injury meeting, and the American Conference on Pharmacometrics (“ACOP”) annual meeting. He serves on the editorial board for the prominent Quantitative Systems Pharmacology (“QSP”) journal, “CPT: Pharmacometrics & Systems Pharmacology,” published by the American Society for Clinical Pharmacology and Therapeutics. Dr. Howell holds a Ph.D. in chemical engineering from the University of Florida and Bachelor of Science degrees in chemical engineering and textile engineering from North Carolina State University.

Compensation Discussion and Analysis

The purpose of our compensation program is to attract and retain talented and dedicated professionals to manage and execute our strategic plans and tactical operations.

The goal of our Named Executive Officer compensation program is the same as our goal for operating our business - to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs for our Named Executive Officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment, and retention objectives. These elements consist of salary and annual bonus, equity incentive compensation, and 401(k) matching retirement benefits. In deciding on the type and amount of compensation for each Named Executive Officer, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each Named Executive Officer in a manner we believe optimizes the Named Executive Officer’s contribution to the Company.

The Company employs performance metrics that compare our cumulative stockholder return on our common stock, assuming reinvestment of dividends to the extent there are any distributed during the period, relative to the Russell 3000 index (“Russell 3000”), with companies listed on the Nasdaq Composite – Total Returns (“IXIC”) and the S&P 600 Health Care Equipment and Services Industry Group Index (SP600-3510). See our 10-K filed on October 27, 2021, for details.

Determining Compensation

We rely on the judgement of our Compensation Committee and our Board in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance shareholder value.

19

The compensation of our Chief Executive Officer (“CEO”) is determined by the Compensation Committee. The salaries of all other officers are determined by the CEO and the Compensation Committee together. Option grants for all officers other than our CEO are recommended by the CEO and approved by the Compensation Committee and the Board of Directors. The Company has not retained a compensation consultant to date, but may elect to do so in the future.

There is currently no stock ownership requirement in place for the CEO.

Consideration of Shareholder Advisory Vote on Executive Compensation

Our Compensation Committee and our Board strive to ensure our executive compensation program for our Named Executive Officers aligns with the interests of our stockholders. At our annual meeting of stockholders held on February 21, 2020, 98.47% of the shares voted (excluding broker non-votes) on the shareholder advisory vote on executive compensation proposal voted for approval of the compensation provided to our Named Executive Officers in fiscal 2020, as disclosed in the proxy statement that we filed in connection with such meeting. Although this advisory vote is not binding on our Compensation Committee, the Compensation Committee considers this result to be an endorsement of the Company’s executive compensation programs and policies, and takes into account that support in reviewing those programs and policies.

Risk Assessment

The Compensation Committee has determined that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage our executives to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued for the fiscal years ended August 31, 2021 and 2020, by the Company to or for the benefit of (i) our principal executive officer in fiscal 2021, (ii) all individuals serving as our principal financial officer in fiscal 2021, and (iii) our three most highly compensated executive officers, other than the foregoing individuals, who were serving as executive officers of the Company (or its subsidiaries) as of the end of fiscal 2021. We refer to these executive officers as our “Named Executive Officers.”

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All other compensation ($)		Total ($)
			(a)	(b)	(c)
Shawn O’Connor	2021	444,231	100,000	528,040	—		1,072,271
Chief Executive Officer	2020	350,000	156,000	233,400	—		739,400

Will Frederick (d)	2021	196,096	60,750	446,634	49,552	(e)	753,032
Chief Financial Officer	2020	—	—	—	—		—

John DiBella	2021	257,453	45,600	212.479	9,101		524,633
President, Simulations Plus Division	2020	248,400	34,700	53,500	9,936		346,536

Jill Fiedler-Kelly	2021	220,565	22,500	212,479	8,823		464,367
President, Cognigen Division	2020	219,267	30,700	53,496	8,771		312,234

Dr. Brett Howell	2021	218,136	22,500	226,187	8,719		475,542
President, DILIsym Division	2020	191,347	32,600	42,797	7,654		274,398

John R. Kneisel (d)	2021	165,526	—	—	250,522	(f)	416,048
Former Chief Financial Officer	2020	214,409	29,200	53,500	8,576		305,685

20

(a)	Amount represents bonus earned during the applicable year.

(b)	Amount represents the stock-based compensation expense recorded by us for the applicable year measured using the Black-Scholes option pricing model at the grant date based on the fair value of the option award. See the “Grants of Plan-Based Awards” table below.

(c)	Includes 401(k) matching, life insurance premiums, relocation expense reimbursement, and severance.

(d)	On December 1, 2020, Mr. Kneisel retired as Chief Financial Officer and was replaced by Will Frederick.

(e)	Includes (i) $30,202 paid to Mr. Frederick for moving expense reimbursements; (ii) $13,950 paid to Mr. Frederick as consulting fees prior to his appointment as Chief Financial Officer on December 1, 2020; and (iii) $5,400 paid by the Company for 401(k) matching.

(f)	Includes (i) $180,820 paid to Mr. Kneisel as severance in connection with his resignation; (ii) $34,082 paid to Mr. Kneisel upon his resignation to cover PTO payments that had accrued as of such date; (iii) $31,224 paid by the Company to cover taxes resulting from the exercise of certain options by Mr. Kneisel during the year; and (iv) $4,396 paid by the Company for 401(k) matching.

Employment and Other Compensation Agreements

Mr. O’Connor’s Employment Agreement

On September 3, 2020, Shawn O’Connor, entered into a three-year employment agreement (effective as of September 1, 2020) as the Chief Executive Officer of the Company. Pursuant to the agreement, Mr. O’Connor received a one-time a sign-on bonus of $100,000 in September 2020, receives an annual base salary of $450,000, and is eligible to receive an annual performance bonus consisting of the following: (i) a cash bonus of up to 50% of Mr. O’Connor’s salary, as determined by the Compensation Committee, (ii) a grant of 30,000 stock options, and (iii) an additional discretionary bonus of up to $75,000 and a stock grant of 7,500, as determined by the Board (in its sole discretion), based on Mr. O’Connor’s and the Company’s performance in the relevant year. For the fiscal year ended August 31, 2020, the Compensation Committee awarded Mr. O’Connor bonuses totaling $156,000. For the fiscal year ended August 31, 2021, the Compensation Committee awarded Mr. O’Connor bonuses totaling $100,000.

The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination our only obligation to Mr. O’Connor would be for a payment equal to 12 months of salary and benefits for the same period. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. O’Connor upon any such termination would be limited to the payment of Mr. O’Connor’s salary and benefits through and until the effective date of any such termination.

Subsequent to the year ended August 31, 2021, on November 19, 2021, Mr. O’Connor entered into a First Amendment to Employment Agreement, which amended Mr. O’Connor’s employment agreement to provide that Mr. O’Connor shall be eligible, on an annual basis, to receive a target cash performance bonus based on individual and corporate metrics, which target shall be 50% of Mr. O’Connor’s base salary; provided, however, that the actual amount of such bonus, if any, may be less than or exceed the target amount and shall be determined by the Board, in its sole discretion, based upon recommendation by the Compensation Committee of the Board. The amendment does not alter any other terms of his employment agreement.

Mr. Frederick’s Employment Agreement

On December 1, 2020, Will Frederick entered into a two-year employment agreement as the Chief Financial Officer of the Company, which agreement shall continue from year to year unless either party gives notice to the other party of its desire to change, amend or terminate the agreement at least 60 days prior to the end of the then-existing term of the agreement. Pursuant to the agreement, Mr. Frederick received a one-time Sign-on grant of 20,000 stock options, receives an annual base salary of $270,000, and is eligible to receive an annual performance bonus consisting of (i) a cash bonus in an amount between 25% to 35%, with a target of 30%, of salary, as determined by the Compensation Committee, and (ii) a grant of between 5,000 and 15,000 stock options. The Compensation Committee awarded Mr. Frederick a $60,750 performance bonus and 7,500 options for fiscal year ended August 31, 2021.

Subsequent to the fiscal year ended August 31, 2021, Mr. Frederick’s annual base salary was increased to $295,000.

21

The agreement also provides that we may terminate the agreement without cause upon thirty (30) days written notice, and that upon any such termination, our only obligation to Mr. Frederick would be for a payment equal to 12 months of salary and benefits for the same period. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. Frederick upon any such termination would be limited to the payment of Mr. Frederick’s salary and benefits through and until the effective date of any such termination.

Mr. DiBella’s Employment Agreement

On September 2, 2019, John DiBella, entered into a two-year employment agreement as the President of the Simulations Plus Division of Simulations Plus. Pursuant to the agreement, Mr. DiBella receives an annual base salary of $248,400, is eligible to receive Company stock options of between 5,000 and 15,000 per year, and is eligible to receive an annual performance bonus in an amount between 10% to 20% of salary, to be determined by the Compensation Committee of the Board. The Compensation Committee awarded Mr. DiBella a $34,700 performance bonus and 9,300 options for fiscal year 2020. The Compensation Committee awarded Mr. DiBella a $45,600 performance bonus and 8,600 options for fiscal year ended August 31, 2021.

Subsequent to the fiscal year ended August 31, 2021, Mr. DiBella’s annual base salary was increased to $295,000.

The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Mr. DiBella would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. DiBella upon any such termination would be limited to the payment of Mr. DiBella’s salary and benefits through and until the effective date of any such termination.

Jill Fiedler-Kelly’s Employment Agreement

On January 1, 2020, Jill Fiedler-Kelly, entered into a two-year employment agreement as the President of the Cognigen Division of Simulations Plus. Pursuant to the agreement, Ms. Fiedler-Kelly receives an annual base salary of $220,350, is eligible to receive Company stock options of between 5,000 and 15,000 per year, and is eligible to receive an annual performance bonus in an amount between 10% to 20% of salary, to be determined by the Compensation Committee of the Board. The Compensation Committee awarded Ms. Fiedler-Kelly a $30,700 performance bonus and 9,300 options for fiscal year 2020. The Compensation Committee awarded Ms. Fiedler-Kelly a $22,500 performance bonus and 5,000 options for fiscal year ended August 31, 2021.

Subsequent to the fiscal year ended August 31, 2021, Ms. Fiedler-Kelly’s annual base salary was increased to $275,000.

The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Ms. Fiedler-Kelly would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Ms. Fiedler-Kelly upon any such termination would be limited to the payment of Ms. Fiedler-Kelly’s’ salary and benefits through and until the effective date of any such termination.

Dr. Brett Howell’s Employment Agreement

On January 1, 2020, Dr. Brett Howell, entered into a two-year employment agreement as the President of the DILIsym Division of Simulations Plus. Pursuant to the agreement, Mr. Howell receives an annual base salary of $220,000, is eligible to receive Company stock options of between 5,000 and 15,000 per year, and is eligible to receive an annual performance bonus in an amount between 10% to 20% of salary, to be determined by the Compensation Committee of the Board. The Compensation Committee awarded Mr. Howell a $32,600 performance bonus and 9,900 options for fiscal year 2020. The Compensation Committee awarded Mr. Howell a $22,500 performance bonus and 5,000 options for fiscal year ended August 31, 2021.

Subsequent to the fiscal year ended August 31, 2021, Mr. Howell’s annual base salary was increased to $240,000.

22

The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Mr. Howell would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. Howell upon any such termination would be limited to the payment of Mr. Howell’s salary and benefits through and until the effective date of any such termination.

Mr. Kneisel’s Employment Agreement

On February 8, 2020, John Kneisel, entered into a two-year employment agreement as the Chief Financial Officer of the Company. Pursuant to the Kneisel employment agreement, Mr. Kneisel received an annual base salary of $217,000, was eligible to receive Company stock options under the 2017 Simulations Plus, Inc. Stock Option Plan of between 5,000 and 15,000 per year, and was eligible to receive an annual performance bonus in an amount between 10% and 20% of his salary, to be determined by the Compensation Committee of the Board. The Compensation Committee awarded Mr. Kneisel a $29,200 performance bonus for fiscal year 2020.

The agreement also provided that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Mr. Kneisel would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provided that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. Kneisel upon any such termination would be limited to the payment of Mr. Kneisel’s salary and benefits through and until the effective date of any such termination.

Effective December 1, 2020, Mr. Kneisel retired as the Chief Financial Officer and Secretary of the Company and continued his employment in an advisory role until February 28, 2021, in order to assist with the transition period for the new Chief Financial Officer.

Other Executive Officers

Bonuses for other executive officers are determined by a review of performance of executive officer as determined by the CEO with the approval by the Board.

Bonuses for other employees are determined by a supervisory review of performance of each employee taking into account factors such as attendance, attitude, longevity, productivity, skill level with respect to the position, and contribution to the Company’s profitability. Each division’s final budget for bonuses is determined by the CEO with the approval of the Board.

The Company provides 401(k) matching up to 4% of employees’ salaries or wages up to the U.S. Internal Revenue Service maximum allowable, regardless of their position within the Company.

Other than reimbursement for certain phone-related costs, there are no other perquisites or other benefits of any kind for any officer or any other employee or director of the Company.

Grants of Plan-Based Awards

The following table discloses information about option grants to the Named Executive Officers during the fiscal year ended August 31, 2021:

Name(a)	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base price of Option Awards	Grant Date Fair Value of Stock and Option Awards (b)
Shawn O’Connor	9/04/2020	25,000	$59.97	$528,040
Will Frederick	12/01/2020	20,000	$56.40	446,634
John DiBella	12/07/2020	9,300	$57.67	212,479
Jill Fiedler-Kelly	12/07/2020	9,300	57.67	212,479
Dr. Brett Howell	12/07/2020	9,900	$57.67	226,187
Total		73,500		$1,625,819

(a)	John Kneisel has been omitted from this table, as he did not receive any plan-based awards during the fiscal year ended August 31, 2021.
(b)	Amount represents the stock-based compensation expense recorded by us for the applicable year measured using the Black-Scholes option pricing model at the grant date based on the fair value of the option award.

23

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of August 31, 2021:

Name(a)	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Shawn O’Connor	–	(b)	25,000	(b)	–	$59.97	9/4/2030
	8,000	(b)	12,000	(b)	–	$36.11	9/1/2029
	8,000	(b)	12,000	(b)	–	$23.75	6/26/2028
Total	16,000		49,000		–

Will Frederick	–		20,000	(d)	–	$56.40	12/1/2030
Total	–		20,000		–

John DiBella	–		9,300	(d)	–	$57.67	12/7/2030
	1,000	(c)	4,000	(c)	–	$32.57	12/6/2029
	3,200	(c)	4,800	(c)	–	$19.81	12/11/2028
	32,000	(c)	8,000	(c)	–	$10.05	2/23/2027
	10,300	(c)	–		–	$9.71	2/25/2026
	50,000	(c)	–		–	$6.85	8/24/2024
Total	96,500		26,100		–

Dr. Brett Howell	–		9,900	(d)	–	$57.67	12/7/2030
	–		4,000	(c)	–	$32.57	12/6/2029
	–		12,000	(c)	–	$19.81	12/11/2028
	100	(c)	100	(c)	–	$14.35	8/2/2027
Total	100		26,000		–

Jill Fiedler-Kelly	–		9,300	(d)	–	$57.67	12/7/2020
	1,000	(c)	4,000	(c)	–	$32.57	12/6/2029
	2,800	(c)	4,200	(c)	–	$19.81	12/11/2028
	7,520	(c)	1,880	(c)	–	$10.05	2/23/2027
	11,200	(c)	–		–	$9.71	2/25/2026
	500	(c)	–		–	$6.85	9/24/2024
Total	23,020		19,380		–

__________________

(a)	John Kneisel has been omitted from this table, as he did not have any outstanding equity awards as of August 31, 2021

(b)	Options vest on each of the first three anniversaries of the grant date at a rate of 40%, 30%, and 30% of the shares subject to the option, respectively, and have a 10-year term.
(c)	Options vest as to 20% of the shares subject to the option on each of the first five anniversaries of the grant date and have a 10-year term.
(d)	Options vest as to 25% of the shares subject to the option on each of the first four anniversaries of the grant date and have a 10-year term.

24

Equity Compensation Plan Information

The following table provides information as of August 31, 2021, regarding our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,184,036	$25.63	1,281,395
Equity compensation plans not approved by security holders	–	–	–
Total	1,184,036	$25.63	1,281,395

Option Exercises and Stock Vested

The following table summarize the exercise of stock options and the vesting of other stock awards by the Named Executive Officers while they were serving as Named Executive Officers during fiscal year 2021:

Option Exercises and Stock Vested for Fiscal Year 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shawn O’Connor	11,881	691,831	–	–
John Kneisel	39,206	2,874,712	–	–
Will Frederick	–	–	–	–
John DiBella	–	–	–	–
Dr. Brett Howell	3,109	182,996	–	–
Jill Fiedler-Kelly	–	–	–	–

Termination or Change of Control

The following discussion summarizes certain information related to the total potential payments which would have been made to the Named Executive Officers in the event of termination of their employment with the Company, including in the event of a change of control, effective August 31, 2021, the last business day of fiscal year 2021.

Employment Agreements. As of August 31, 2021, each of our Named Executive Officers (Mr. O’Connor, Mr. Kneisel, Mr. Frederick, Mr. DiBella, Mr. Howell and Ms. Fiedler-Kelly) were party to an employment agreement with the Company. Under the employment agreements, if we terminate the employment of any of these Named Executive Officers without cause, they will receive severance equal to twelve (12) months’ salary or, in some cases, the employee’s base salary for the remaining term of the agreement, whichever is greater. The Company has no further obligation to pay the employee any other benefits or compensation. Each executive’s agreement also contains an indefinite non-disclosure provision for the protection of the Company’s confidential information. See the summaries of the material terms of each of the Named Executive Officers’ employment agreements, above, for additional information regarding amounts payable upon termination.

25

Pay Ratio Disclosure

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee based on base salary (annualized in the case of full- and part-time employees who joined the Company during fiscal year 2021) of each of our employees (excluding the CEO), as of August 31, 2021. The annual total compensation of our median employee (other than the CEO) for 2021 was $139,457. As disclosed in the Summary Compensation Table appearing on page 2, our CEO's annual total compensation for fiscal year 2021 was $1,072,271. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 8 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

HOUSEHOLDING OF MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

We have adopted householding for our shareholders who share an address. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: Renee Bouche, Simulations Plus, Inc., at 42505 10th Street West, Lancaster, CA 93534, or call (661) 723-7723. Upon your request, we will promptly deliver a separate copy to you.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly.

Any shareholders who share the same address and currently receive multiple copies of our proxy statements and annual reports, as applicable, and who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company at the contact information listed above, to request information about householding.

SHAREHOLDER COMMUNICATIONS

Shareholders are encouraged to contact the Company with any requests for information or to communicate with the Board via telephone, mail, or through our web site investor information request form at: http://www.simulations-plus.com/InvestorForm.aspx or through the general information request page: http://www.simulations-plus.com/contact.aspx.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of stockholders. For such proposals or nominations to be considered in the proxy statement and proxy relating to the 2023 Annual Meeting of stockholders they must have been received by us no later than August 19, 2022. Shareholder proposals should be directed to the attention of the Corporate Secretary of the Company, Will Frederick, at 42505 10th Street West, Lancaster, California 93534. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than those described above. However, if any other matters properly come before the Meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board.

26

Appendix A

PROXY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63861-P64880

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIMULATIONS PLUS, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Walter S. Woltosz
02) Dr. John K. Paglia
03) Dr. Daniel Weiner
04) Dr. Lisa LaVange
05) Sharlene Evans

The Board of Directors recommends you vote FOR proposal 2:

NOTE: The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D63862-P64880

PROXY

This proxy is solicited by the Board of Directors of Simulations Plus, Inc. for use at the Annual Meeting of Shareholders to be held on February 11, 2022.

The undersigned hereby appoints Shawn O'Connor and William W. Frederick, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Simulations Plus, Inc., a California corporation, held of record by the undersigned on December 15, 2021, at the Annual Meeting of the Shareholders to be held virtually at www.virtualshareholdermeeting.com/SLP2022 at 2:00 p.m. Pacific Standard Time on February 11, 2022, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. **If no direction is given, this proxy will be voted "FOR" each of the director nominees listed on the reverse side, "FOR" Proposal 2, and in the discretion of the proxy as to such other matters as may properly come before the meeting.**

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side